UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2009 (January 15, 2009)
ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     This Current Report on Form 8-K/A amends Item 3.01 of the Current Report on Form 8-K filed by Alseres Pharmaceuticals, Inc. (the “Company”) on January 12, 2009 (the “Original Form 8-K”). The Original Form 8-K disclosed that the Company received notice from the NASDAQ Stock Market (“NASDAQ”) that for the last 10 consecutive trading days, the market value of its listed securities was below the minimum $35 million requirement for continued inclusion under NASDAQ Marketplace 4310(c)(3)(B).  In accordance with NASDAQ Marketplace Rule 4310(c)(8)(C), the Company was provided thirty calendar days, or until February 9, 2009, to regain compliance.
     On January 15, 2009, the Company received further notification from NASDAQ that on January 13, 2009 NASDAQ filed an immediately effective rule change with the Securities and Exchange Commission to extend the compliance period from 30 to 90 calendar days. The Company may regain compliance if, at any time before April 8, 2009, the market value of the Company’s listed securities is $35 million or more for a minimum of 10 consecutive business days.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: January 20, 2009	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer